EMPLOYMENT AGREEMENT

THIS  AGREEMENT  dated  for  reference  the  7th  day  of  August,  2003.

BETWEEN:

          MERCER  INTERNATIONAL  INC.,  a Massachusetts business trust organized
          ---------------------------
          under  the laws of the State of Washington with an office at Suite 282
          -  14900  Interurban  Avenue  South,  Seattle,  Washington,  USA 98168

          (hereinafter  referred  to  as  the  "Corporation")

                                                               OF THE FIRST PART
AND:

          DAVID  M.  GANDOSSI,  Businessman
          -------------------

          (hereinafter  referred  to  as  the  "Executive")

                                                              OF THE SECOND PART

WHEREAS:

A. The Corporation is engaged in the business of pulp and paper production and related activities and, among other things, operates a kraft pulp mill in Germany, referred to as the "Rosenthal Mill", that produces softwood kraft pulp and two paper mills in Heidenau and Fahrbruke, Germany, and owns an interest in and is implementing a "greenfield" project, referred to as the "Stendal Project", to construct a softwood kraft pulp mill near Stendal Germany;

B. The Corporation recognizes that the Executive has acquired special skills and experience in the pulp and paper industry and desires to employ the Executive as the Chief Financial Officer, Executive Vice-President and
     Secretary  of  the  Corporation  as  of  the  Effective  Date;  and

C. Both the Corporation and the Executive wish formally to agree to the terms and conditions of the Executive's employment with the Corporation and the terms and conditions that will, in certain circumstances hereinafter set forth, govern in the event of a termination of the employment of the Executive by the Corporation.

NOW THEREFORE in consideration of the premises hereof and of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby covenant and agree as follows:


                                    ARTICLE I
                                    RECITALS

1.1 Recitals. The parties hereby represent and warrant that the above recitals are true and correct.


                                   ARTICLE II
                                 INTERPRETATION

2.1 Headings. The headings of the Articles, Sections and subsections herein are inserted for convenience of reference only and shall not affect the meaning or construction hereof.

2.2 Definitions. For the purposes of this Agreement, the following terms shall have the following meanings, respectively:

     (a) "Accrued Benefits" has the meaning ascribed to such term in subsection 4.1(b)(iv) hereof;

     (b) "Agreement" means this Employment Agreement and all schedules and amendments hereto;

     (c) "Annual Bonus" has the meaning ascribed to such term in Section 3.6(a) hereof;

     (d) "Base Salary" has the meaning ascribed to such term in Section 3.6(a) hereof;

     (e)  "Board"  means  the  board  of  Trustees  of  the  Corporation;

     (f) "Change of Control" means the occurrence of any of the following events:

          (i) The receipt by the Corporation of a Schedule 13D or other statement filed under Section 13(d) of the Exchange Act indicating that any "person" (as such term is used in Sections
               13(d) and 14(d) of the Exchange Act): (a) has become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
               Act), directly or indirectly, of securities of the Corporation representing more than 20% of the Common Shares; or (b) has sole and/or shared voting, or dispositive, power over more than 20% of the Common Shares; or

          (ii) A change in the composition of the Board occurring within a two-year period prior to such change, as a result of which fewer than a majority of the Trustees are Incumbent Trustees. "Incumbent Trustees" shall mean Trustees who are either: (a) Trustees of the Corporation as of the Effective Date; or (b) elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Trustees who had been Trustees two (2) years prior to such change and who were still in office at the time of such election or nomination; or

          (iii) The solicitation of a dissident proxy, or any proxy not approved by the Incumbent Trustees, the purpose of which is to change the composition of the Board with the result, or potential result, that fewer than a majority of the Trustees will be Incumbent Trustees; or

          (iv) The consummation of a merger, amalgamation or consolidation of the Corporation with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, amalgamation, consolidation or reorganization are owned by persons who were not stockholders of the Corporation immediately prior to such merger, amalgamation, consolidation or reorganization; or

          (v) The commencement by an entity, person or group (other than the Corporation or a wholly owned subsidiary of the Corporation) of a tender offer, an exchange offer or any other offer or bid for more than 20% of the Common Shares; or

          (vi) The consummation of a sale, transfer or disposition by the Corporation of all or substantially all of the assets of the Corporation; or

          (vii) The commencement of any proceeding by or against the Corporation seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of the Corporation or its debts, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or for the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property; or

          (viii) The approval by the shareholders of the Corporation of a plan of complete liquidation or dissolution of the Corporation.

          In the case of the occurrence of any of the events set forth in subsection 2.2.(f)(vii), a Change of Control shall be deemed to occur immediately prior to the occurrence of any such events. An event shall not constitute a Change of Control if its sole purpose is to change the jurisdiction of the Corporation's organization or to create a holding company, partnership or trust that will be owned in substantially the same proportions by the persons who held the Corporation's securities immediately before such event. Additionally, a Change of Control will not be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group that consummates the Change of Control event;

     (g) "Common Shares" means the issued and outstanding shares of beneficial interest of the Corporation;

     (h) "Compensation Committee" means the independent committee of the Board consisting of two or more Trustees, not employed by the Corporation and each of whom is a Disinterested Trustee (as defined in the Stock Option Plan), which committee is responsible for making any and all decisions to award stock options under the Stock Option Plan to officers of the Corporation, and in the event the Corporation does not have a Compensation Committee all references herein to Compensation Committee shall be deemed to refer to the Board as a whole;

     (i) "Date of Termination" means the date of termination of the Executive's employment with the Corporation;

     (j) "Disability" shall mean the Executive's failure to substantially perform his material duties for the Corporation on a full-time basis for twelve (12) consecutive months as a result of physical or mental incapacity;

     (k)  "Disability  Termination"  has the meaning ascribed thereto in Section
          4.1  hereof;

     (l)  "Effective  Date"  means  August  15,  2003;

     (m) "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended, modified or restated and any successor or replacement thereto;

     (n) "Good Reason" means, without the written consent of the Executive, the occurrence of any of the following events:

          (i) Any material reduction or diminution (except temporarily during any period of physical or mental incapacity or disability of the Executive) in the Executive's titles, status or positions, any material reduction or diminution in the Executive's authority, duties or responsibilities with the Corporation (including any position or duties as a Trustee of the Corporation and the failure to re-elect the Executive as a Trustee and to the Board), it being acknowledged that, in the event any entity becomes the owner, directly, indirectly, beneficially or otherwise of more than 50% of the Common Shares, it shall be Good Reason if the Executive is not the Chief Financial Officer of such entity;

          (ii) A breach by the Corporation of any material provision of this Agreement, including, but not limited to, a breach of the obligations of the Corporation under Sections 3.6, 5.1 and 6.8 (other than a reduction in the Executive's Base Salary that does not exceed an aggregate of ten percent (10%) of the Executive's then current Base Salary and which reduction applies, in equal percentages, to all senior officers of the Corporation) or any failure to timely pay any part of the Executive's compensation hereunder, including, without limitation, the Executive's Base Salary, Annual Bonus and any other bonuses payable to him or to materially provide, in the aggregate, the level of benefits contemplated herein;

          (iii) The failure of the Corporation to obtain and deliver to the Executive a written agreement, in the form satisfactory to the Executive acting reasonably, to be entered into with any successor, assignee or transferee of the Corporation to assume and agree to perform this Agreement in accordance with Section
               6.10  hereof,  other  than in the case of a Permitted Assignment;

          (iv) Any failure by or of the Corporation to continue in effect any benefit, bonus, profit sharing, incentive, remuneration, compensation, stock ownership, stock purchase, stock option, life insurance, disability, pension or retirement plans in which the Executive is participating or entitled to participate, or the Corporation takes, or fails to take, any action that materially adversely affects the Executive's participation in, or reduces his rights or benefits, under or pursuant to such plans, or the Corporation fails to increase or improve such rights or benefits on a basis consistent with practices in effect prior to such failure, or with practices implemented subsequent to a Change of Control, with respect to senior officers of the Corporation;

          (v) Any failure by the Corporation to provide the Executive with the number of paid vacation days to which he is entitled, as set forth herein, or the Corporation failing to increase such paid vacation days on a basis consistent with practices in effect prior to such failure, or with practices implemented subsequent to a Change of Control, with respect to the senior officers of the Corporation; and

          (vi) The Corporation taking any action to deprive the Executive of any material fringe benefit enjoyed by him immediately prior to such deprivation or the Corporation failing to increase or improve such material fringe benefits on a basis consistent with practices in effect prior to such deprivation, or with practices implemented subsequent to a Change of Control, with respect to senior officers of the Corporation;

     (o) "Incumbent Trustees" has the meaning ascribed thereto in Section 2.2(f)(ii);

     (p) "Incentive Plan" means the 2002 Employee Incentive Bonus Plan of the Corporation, as the same may be amended, modified or restated and any replacement or successor thereto;

     (q)  "Just  Cause"  means  the  occurrence  of any of the following events:

          (i) Serious misconduct, dishonesty or disloyalty of the Executive directly related to the performance of his duties for the Corporation which results from a willful act or omission or from gross negligence and which is materially injurious to the operations, financial condition or business reputation of the Corporation;

          (ii) Willful and continued failure by the Executive to substantially perform his duties under this Agreement (other than any such failure resulting from his incapacity due to physical or mental disability or impairment);

          (iii) Any other material breach of this Agreement by the Executive; or

          (iv) Any event or circumstance that would constitute cause for termination of employment at law.

          For purposes of this Agreement, no act, or failure to act, by the Executive shall be "willful" unless it is done, or omitted to be done, in bad faith and without a reasonable belief that the act or omission was in the best interests of the Corporation;

     (r) "Market Price" means on any date, the average market price of the Common Shares calculated as the simple average of the closing price of the Common Shares as quoted through NASDAQ on each of the 10 business days preceding such date on which a closing price was quoted;

     (s) "NASDAQ" means the National Association of Stock Dealers Automated Quotation System;

     (t) "Permitted Assignment" means an assignment by the Corporation of the rights and obligations of the Corporation contained in this Agreement to a wholly-owned subsidiary of the Corporation resident in Canada, provided that the Corporation is not, as a result of such assignment, relieved of its liabilities, obligations and duties under this Agreement;

     (u) "Prime Rate" means the rate of interest expressed as a rate per annum that the Royal Bank of Canada, at its main branch in Vancouver, British Columbia, establishes and announces from time to time as the reference rate of interest that it will charge for Canadian dollar demand loans to its customers in Canada and which it refers to as its "prime rate";

     (v) "Prorated Bonus" has the meaning ascribed to such term in subsection 4.1(c) hereof;

     (w) "Stock Option Plan" means the Amended and Restated 1992 Non-Qualified Stock Option Plan of the Corporation, as the same may be amended, modified or restated and any replacement or successor thereto; and

     (x) "Trustees" means the trustees of the Corporation, and "Trustee" means any one of them.


                                   ARTICLE III
                       TERMS AND CONDITIONS OF EMPLOYMENT

3.1 Employment. The Corporation does hereby employ the Executive as its Chief Financial Officer, Executive Vice-President and Secretary, and the Executive hereby accepts such employment by the Corporation, as of the Effective Date, all upon and subject to the terms and conditions of this Agreement. The Executive agrees to serve, at no additional remuneration, in such other executive capacities and to assume such responsibilities and perform such duties consonant with his position as an executive of the Corporation as the Chief Executive Officer ("CEO") of the Corporation may require and assign to him from time to time, including with subsidiaries of the Corporation.

3.2 Duties and Functions. The Executive shall be responsible to and shall report to the CEO. The CEO may vary the conditions, duties and services provided by the Executive from time to time according to the operational and other needs of the business of the Corporation, provided that his duties will reasonably reflect the responsibilities conferred by this Agreement. The Corporation expects the Executive to produce timely and good quality work, acting in a competent, truthworthy and loyal manner. The Executive agrees to carryout, using his reasonable best efforts and in a manner that will promote the interests of the business of the Corporation, such duties and functions as the CEO may request from time to time, including, but not limited to, the duties and functions set forth in Schedule "A" hereto.

3.3 Orders of Board. The Executive shall always act in accordance with any reasonable decision of and obey and carry out all lawful and reasonable orders given to him by the CEO and/or the Board.

3.4 Time and Energy. Unless prevented by ill health, or physical or mental disability or impairment, the Executive shall, during the term hereof, devote sufficient business time, care and attention to the business of the Corporation in order to properly discharge his duties hereunder.

3.5 Faithful Service. The Executive shall well and faithfully serve the Corporation and use his reasonable efforts to promote the interests thereof and shall not use for his own purposes, or for any purposes other than those of the Corporation, any non-public information he may acquire with respect to the business, affairs and operations of the Corporation.

3.6 Compensation. During the term of this Agreement, and any extension thereof, the Corporation shall pay and provide the Executive the following:

     (a) Signing Bonus and Annual Cash Compensation. In consideration of the Executive accepting employment with the Corporation upon and subject to the terms and conditions of this Agreement and the Executive foregoing other employment opportunities, the Corporation shall, upon execution of this Agreement, pay the Executive a one-time signing bonus of $75,000. As compensation for his services to the Corporation, the Executive shall receive a base salary (the "Base Salary") and in addition to the Base Salary shall be eligible to receive in respect of each calendar year (or portion thereof) additional variable cash compensation, in an amount determined in accordance with any bonus, profit sharing or short term incentive compensation program which may be established by the Board either for the Executive or for senior officers of the Corporation (the "Annual Bonus"). As of the Effective Date, the Executive's annualized Base Salary shall be $320,000. During the term of this Agreement the Board shall review the Executive's Base Salary and Annual Bonus then in effect at least annually to ensure that such amounts are competitive with awards granted to similarly situated executives of publicly held companies comparable to the Corporation and shall increase such amounts as the Board may approve. The Board shall not reduce the Executive's Base Salary except as set forth herein. The Board may reduce the Executive's Base Salary provided such reduction in the Executive's Base Salary does not exceed an aggregate total of ten percent (10%) of the Executive's Base Salary in effect as of the Effective Date and which reduction applies, in equal percentages, to all senior officers of the Corporation. The Executive's Base Salary and Annual Bonus shall be payable in accordance with the Corporation's normal payroll practices, as applicable, and shall be subject to deductions in respect of statutory remittances, including, without limitation, deductions for income tax, pension plan premiums and employment insurance premiums. No increase in the Executive's Base Salary and Annual Bonus shall be used to offset or otherwise reduce any obligations of the Corporation to the Executive hereunder or otherwise.

     (b) Incentive Plan. The Executive shall be entitled to participate in the Incentive Plan in accordance with the terms thereof as in effect from time to time. The Corporation agrees, in each fiscal year, to grant to the Executive units under the Incentive Plan in such amount annually as determined by the Board based on the Executive's Base Salary and Annual Bonus in such year, before deduction for income tax, pension plan premiums, employment insurance premiums and other statutory remittances.

     (c) Employee Benefits. The Executive shall, to the extent eligible, be entitled to participate at a level commensurate with his position in all of the Corporation's employee benefit, welfare and retirement plans and programs, as well as equity plans, employee incentive plans and bonus plans, provided by the Corporation to its senior officers in accordance with the terms thereof as in effect from time to time.

     (d) Automobile. The Executive shall be entitled to the lease and use of an automobile pursuant to the Corporation's policy on automobiles for executives as may be in effect from time to time.

     (e) Perquisites. The Corporation shall provide the Executive, at the Corporation's cost, with all perquisites which other senior officers of the Corporation are entitled to receive and such other perquisites which are suitable to the character of the Executive's position with the Corporation and adequate for the performance of his duties hereunder. To the extent legally permissible under applicable laws, the Corporation shall not treat such amounts as income to the Executive.

     (f) Business and Entertainment Expenses. Upon submission of appropriate documentation in accordance with its policies in effect from time to time, the Corporation shall pay or reimburse the Executive for all business expenses which the Executive incurs in the performance of his duties under this Agreement, including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees, and expenses associated with membership in various professional, business, and civic associations and societies in which the Executive participates in accordance with the Corporation's policies in effect from time to time.

3.7 Term. Subject to the terms of Article IV hereof, this Agreement shall remain in effect for a period of thirty-six (36) months from the Effective Date. In the event that the Corporation does not deliver written notice to the Executive, not later than 12 months prior to the expiration of the original term, that the Corporation does not wish to renew this Agreement, the term hereof shall renew automatically for an additional period of twelve (12) months from the expiration of the original term. Thereafter, it shall automatically renew for successive periods of 12 months unless the Corporation provides written notice to the Executive that it does not wish to renew the term of this Agreement at least 360 days prior to the expiry of the applicable term hereof.

3.8 Amounts Payable considered Debt. All amounts payable by the Corporation under this Agreement shall constitute a debt owing by the Corporation to the Executive.

                                   ARTICLE IV
                 OBLIGATIONS OF THE CORPORATION UPON TERMINATION

4.1 Death or Disability. The Corporation may terminate the Executive's employment in the event the Executive has been unable to perform his material duties hereunder because of Disability by giving the Executive notice of such termination while such Disability continues (a "Disability Termination"). The Executive's employment shall automatically terminate on the Executive's death. In the event the Executive's employment with the Corporation terminates during the term of this Agreement by reason of the Executive's death or as a result of a Disability Termination, then upon and immediately effective the Date of Termination:

     (a) the Executive shall be fully and immediately vested in the unvested options or equity awards granted by the Corporation to the Executive, that are unvested on the Date of Termination so that such options and equity awards are fully and immediately exercisable by the Executive;

     (b) the Corporation shall promptly pay and provide the Executive (or in the event of the Executive's death, the Executive's estate):

          (i) any unpaid Base Salary and any outstanding and accrued regular and special vacation pay through the Date of Termination;

          (ii) any unpaid Annual Bonus and other bonuses accrued with respect to the fiscal year ending on or preceding the Date of Termination;

          (iii) reimbursement for any unreimbursed expenses incurred through to the Date of Termination;

          (iv) all other payments, benefits or fringe benefits to which the Executive may be entitled subject to and in accordance with the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant, and amounts which may become due under this Agreement (the payments referred to herein in subsections 4.1(b)(i) to 4.1(b)(iv) shall, collectively, be referred to as "Accrued Benefits"); and

          (v) any unpaid amounts payable under the Incentive Plan with respect to the fiscal year ending on or preceding the Date of Termination; and

     (c) the Corporation shall pay to the Executive (or in the event of the Executive's death, the Executive's estate) at the time other senior executives are paid under any cash bonus or long term incentive plan, a pro rata Annual Bonus equal to the amount the Executive would have received if his employment continued (without any discretionary cutback) multiplied by a fraction where the numerator is the number of days in each respective bonus period prior to the Executive's termination and the denominator is the number of days in the bonus period (the "Prorated Bonus").

4.2 Termination for Just Cause. The Corporation may terminate the Executive's employment for Just Cause. In the event that the Executive's employment with the Corporation is terminated during the term of this Agreement by the Corporation for Just Cause, the Executive shall not be entitled to any additional payments or benefits hereunder (including, without limitation, any payments under the Incentive Plan), other than the Accrued Benefits (including, but not limited to, any then vested options or equity grants granted by the Corporation to the Executive) and the Prorated Bonus which the Corporation shall pay or provide to the Executive immediately upon the Date of Termination.

4.3 Voluntary Termination for Good Reason; Involuntary Termination Other Than for Just Cause. The Executive may terminate his employment with the Corporation for Good Reason at any time within one hundred eighty (180) days after the occurrence of the Good Reason event by written notice to the Corporation. If the Executive's employment with the Corporation is voluntarily terminated by the Executive for "Good Reason" or is involuntarily terminated by the Corporation other than for "Just Cause", then the Corporation shall pay or provide the Executive with the following:

     (a)  any  Accrued  Benefits;

     (b) any unpaid amounts payable under the Incentive Plan with respect to the fiscal year ending on or preceding the Date of Termination;

     (c) subject to (d) below, a severance amount equal to the sum of: (A) the Executive's then Base Salary payable in respect of the then remaining term of this Agreement; and (B) the Executive's Annual Bonuses payable in respect of the calendar years (or portions thereof) then remaining in the term of this Agreement, which bonuses will be calculated based on the higher of (x) the Executive's then current Annual Bonus, (y) the highest variable pay and incentive bonus received by the Executive from the Corporation for the three (3) fiscal years last ending prior to such termination and (z) the amount equal to 50% of the Executive's then current Base Salary, which severance amount is payable in substantially equal installments over twelve (12) months in accordance with the Corporation's standard payroll practice; provided, however, that in the event of a Change of Control following such termination, the unpaid portion of such severance amount, if any, shall be paid to the Executive in full in a single lump sum cash payment immediately following such Change of Control;

     (d) if such termination occurs in contemplation of, at the time of, or within eighteen (18) months after a Change of Control, the Executive shall instead be entitled to a lump sum cash payment immediately following such termination equal to three (3) times the sum of: (A) the Executive's then Base Salary; and (B) the higher of (x) the Executive's then current Annual Bonus, (y) the highest variable pay and annual incentive bonus received by the Executive for the three (3) fiscal years last ending prior to such termination and (z) the amount equal to 50% of the Executive's then current Base Salary; and

     (e) the Executive shall be fully and immediately vested in the unvested options or equity awards granted by the Corporation to the Executive so that such options and equity awards are fully and immediately exercisable by the Executive.

     For greater certainty, if such termination occurs in contemplation of, at the time of, or within eighteen (18) months after a Change of Control, the Executive shall be entitled to the payments set out in Subsection 4.3(d) hereof and will not be entitled to any payments or other amounts under Subsection 4.3(c) hereof and any amounts paid by the Corporation to the Executive pursuant to Subsection 4.3(c) shall be setoff from and credited as payments made by the Corporation to the Executive pursuant to Subsection 4.3(d) hereof.

4.4 Without Good Reason. The Executive may terminate his employment at any time without Good Reason by written notice to the Corporation. In the event that the Executive's employment with the Corporation is terminated during the term of this Agreement by the Executive without Good Reason, the Executive shall not be entitled to any additional payments or benefits hereunder (including, without limitation, any payments under the Incentive Plan), other than Accrued Benefits (including, but not limited to, any then vested options or equity grants granted by the Corporation to the Executive) and the Prorated Bonus which the Corporation shall pay or provide to the Executive immediately upon the Date of Termination.

4.5 Mitigation and Offset. In the event of the termination of the Executive's employment under this Agreement;

     (a) The Executive shall be under no obligation to seek other employment or otherwise mitigate the value of any compensation or benefits contemplated by this Agreement, nor shall any such compensation or benefits be reduced in any respect in the event that the Executive shall secure, or shall not reasonably pursue, alternative employment or earnings or benefits that the Executive may receive from any other source; and

     (b) Except as otherwise set forth herein, the amounts payable by the Corporation hereunder shall not be subject to setoff, offset, counterclaim, recoupment, defence or other right which the Corporation may have against the Executive or others.

4.6 Change of Control Vesting Acceleration. In the event of a "Change of Control", immediately effective the date of such Change of Control, the Executive shall be fully and immediately vested in the unvested options or equity awards granted by the Corporation to the Executive, that are unvested on the Date of Termination so that such options and equity awards are fully and immediately exercisable by the Executive.

                                    ARTICLE V
                                 INDEMNIFICATION

5.1 Indemnification. The Corporation hereby covenants and agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative of any nature whatsoever (a "Proceeding"), by reason of, or as a result of, the fact that he is or was an officer, employee, trustee or agent of the Corporation or is or was serving at the request of the Corporation as a trustee, director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as an officer, employee, trustee or agent of the Corporation, the Executive shall be indemnified and held harmless by the Corporation to the fullest extent legally permitted or authorized by the Corporation's constating documents or, if greater, by applicable federal, state or provincial legislation, against all costs, expenses, liability and losses of any nature whatsoever (including, without limitation, attorney's fees, judgments, fines, interest, taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith (collectively, the "Indemnification Amounts"), and such indemnification shall continue as to the Executive even if he has ceased to be a officer, director, employee, trustee or agent of the Corporation or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators.

5.2 Standard of Conduct. Neither the failure of the Corporation or the Board to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 5.1 hereof that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Corporation or the Board that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.


                                   ARTICLE VI
                                     GENERAL

6.1 No Prohibition on Employment. The Executive shall not be prohibited in any manner whatsoever from obtaining employment with or otherwise forming or participating in a business competitive to the business of the Corporation after termination of employment with the Corporation.

6.2 Resignation of Positions. The Executive agrees that after termination of his employment with the Corporation he will tender his resignation from any position he may hold as an officer, director or trustee of the Corporation or any of its affiliated or associated companies if so requested by the Board.

6.3 Rights and Obligations Survive. The respective rights and obligations of the parties hereunder shall survive any termination of the Executive's employment to the extent necessary to preserve such rights and obligations. For greater certainty, notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge and agree that Sections 4.1, 4.2, 4.3, 4.5, 4.6, 5.1, 6.3, 6.5, 6.7, 6.8, 6.13, 6.14 and 6.16 shall survive the termination of the Executive's employment with the Corporation and remain in full force and effect.

6.4 Beneficiaries. The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Corporation written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

6.5 Independent Legal Advice. The Executive hereby represents and warrants to the Corporation and acknowledges and agrees that he had the opportunity to seek, was not prevented nor discouraged by the Corporation from seeking and did obtain, independent legal advice prior to the execution and delivery of this Agreement.

6.6 Fair and Reasonable Provisions. The Corporation and Executive acknowledge and agree that the provisions of this Agreement regarding further payments of the Executive's Base Salary, Annual Bonus and other bonuses, and the exercisability and vesting of the options or equity grants granted by the Corporation to the Executive, constitute fair and reasonable provisions for the consequences of such termination, do not constitute a penalty, and such payments and benefits shall not be limited or reduced by amounts the Executive might earn or be able to earn from any other employment or ventures during the remainder of the agreed term of this Agreement.

6.7 Lump Sum Payment. Except as otherwise specifically provided in this Agreement, the Corporation shall pay the Executive any lump sum payment due to him under this Agreement within ten (10) business days of the Date of Termination. Any payments due to the Executive under this Agreement that are not paid within such time shall accrue interest, compounded quarterly, on the total unpaid amount payable under this Agreement, such interest to be calculated at a rate equal to 2% in excess of the Prime Rate then in effect from time to time during the period of such non-payment.

6.8 Liability Insurance. The Corporation shall use its reasonable best efforts to obtain and continue coverage of the Executive under trustees and officers liability insurance both during and, while potential liability exists, after the Executive's employment with the Corporation in the same amount and to the same extent, if any, as the Corporation covers its other trustees and/or officers.

6.9 No Derogation of Rights. Nothing herein derogates from any rights the Executive may have under applicable law.

6.10 Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Corporation under this Agreement may be assigned or transferred by the Corporation except: (i) in the case of a "Permitted Assignment"; and (ii) such rights or obligations may be assigned or transferred pursuant to a merger, amalgamation, reorganization, continuance or consolidation in which the Corporation is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Corporation, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Corporation and such assignee or transferee assumes the liabilities, obligations and duties of the Corporation, as contained in this Agreement, either contractually or as a matter of law. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than: (a) his rights to compensation and benefits, in whole or in part, which may be transferred by the Executive to
     (i) a corporation owned or controlled by the Executive or members of the Executive's family, and (ii) a trust, the beneficiaries of which are the Executive or members of the Executive's family; (b) to a corporation through which the Executive shall provide the services required of him hereunder; and (c) as provided in Section 6.4 hereof.

6.11 Authorization. The Corporation represents and warrants that it is fully authorized and empowered to enter into this Agreement and perform its obligations hereunder, which performance will not violate any agreement between the Corporation and any other person, firm or organization nor breach any provisions of its constating documents or governing legislation.

6.12 Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Corporation. No waiver by either party hereto of any breach by the other party hereto of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Corporation, as the case may be.

6.13 Interpretation of Incentive Plan, Stock Option Plan and Option Agreements. In the event of a conflict between, or inconsistency with, any, or any part, of the terms or provisions of this Agreement and the terms or provisions of the Incentive Plan, the Stock Option Plan or any option agreements entered into pursuant to the Stock Option Plan, as the case may be, the terms and provisions of this Agreement shall be deemed to govern, supersede, and take precedence over such inconsistent or conflicting terms and provisions contained in the Incentive Plan, the Stock Option Plan and the option agreements entered into pursuant to the Stock Option Plan, as the case may be.

6.14 Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the Province of British Columbia, and the federal laws of Canada applicable therein. Each of the parties hereby irrevocably attorns to the non-exclusive jurisdiction of the Supreme Court of British Columbia, situate in Vancouver, British Columbia, with respect to any matters arising out of this Agreement.

6.15 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be properly given if delivered or mailed by prepaid registered mail addressed as follows:

     (a)  in  the  case  of  the  Corporation:

          Mercer International Inc.
          Suite 14900 Interurban Avenue South
          Seattle, Washington,  USA  98168

     (b)  in  the  case  of  the  Executive:

          to the last address of the Executive in the records of the Corporation and its subsidiaries or to such other address as the parties may from time to time specify by notice given in accordance herewith.

          Any notice so given shall be conclusively deemed to have been given or made on the day of delivery, if delivered, or if mailed as aforesaid, upon the date shown on the postal return receipt as the date upon which the envelope containing such notice was actually received by the addressee.

6.16 Severability. If any provision contained herein is determined to be void or unenforceable for any reason, in whole or in part, it shall not be deemed to affect or impair the validity of any other provision contained herein and the remaining provisions shall remain in full force and effect to the fullest extent permissible by law.

6.17 Entire Agreement. Other than the Officer's Indemnity Agreement between the Executive and the Corporation of even date herewith (the "Indemnity Agreement"), this Agreement contains the entire understanding and agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto. For greater certainty, notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge and agree that nothing contained herein is intended to modify, abridge, limit or affect any of the rights or obligations of the parties hereto contained in the Indemnity Agreement.

6.18 Currency. Unless otherwise specified herein all references to dollar or dollars are references to Canadian dollars.

6.19 Further Assurances. Each of the Executive and the Corporation will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, documents and things as the Executive or the Corporation may require for the purposes of giving effect to this Agreement.

6.20 Counterparts/Facsimile Execution. This Agreement may be executed in several parts in the same form, and by facsimile, and such parts as so executed shall together constitute one original document, and such parts, if more than one, shall be read together and construed as if all the signing parties had executed one copy of the said Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.


MERCER  INTERNATIONAL  INC.

By: /s/ Jimmy Lee
    ----------------------------------------
Name:  Jimmy Lee
      --------------------------------------
Title: President
      --------------------------------------

SIGNED,  SEALED  and  DELIVERED     )
by  DAVID  M.  GANDOSSI             )
in  the  presence  of:              )
/s/ M.Y. Ho                         )     /s/ David Gandossi
----------------------------------  )     --------------------------
Witness                             )     DAVID  M.  GANDOSSI
1620 - 400 Burrard Street           )
----------------------------------  )
Address                             )
Vancouver, B.C.                     )
----------------------------------  )
----------------------------------  )
----------------------------------  )
Occupation

                                   SCHEDULE A


                               EXECUTIVE'S DUTIES


1. Supervision and management of all accounting and financial reporting functions of the Corporation;

2. Supervision and management of all treasury, receivable and payable functions of the Corporation;

3.   Supervision  and management of all banking arrangements of the Corporation;

4. Supervision and management of all other internal financial functions and controls of the Corporation;

5. Supervision and management of all employees in the financial and accounting departments of the Corporation;

6. Supervision and management of investor relations and corporate information dissemination of the Corporation;

7. Supervision and management of all corporate secretarial functions of the Corporation, including, without limitation, preparation of, or providing assistance in the preparation of, all materials in connection with meetings of the Board, preparation of, or providing assistance in the preparation of, all materials in connection with meetings of holders of the Common Shares, and maintaining the corporate minute books of the Corporation.

8.   Preparation  of  all budgets and business plans, and reporting on the same;

9. Participation in the development of policies and programs, and reporting on the same; and

10. Performance of such other functions and duties normally performed by a chief financial officer and/or executive vice-president of publicly held companies comparable to the Corporation, and such other duties and functions consistent with the Executive's position which the CEO shall, from time to time, reasonably direct.